Exhibit 1







                                   3,500,000 Shares

                         GENERAL PUBLIC UTILITIES CORPORATION

                             (a Pennsylvania corporation)

                                     Common Stock
                                  ($2.50 Par Value)


                                UNDERWRITING AGREEMENT


                                                  December 11, 1995

          MORGAN STANLEY & CO. INCORPORATED
          GOLDMAN, SACHS & CO.
          DEAN WITTER REYNOLDS INC.
              As Representatives of the several Underwriters

          c/o MORGAN STANLEY & CO. INCORPORATED
          1585 Broadway
          New York, New York  10036-8293


          Ladies and Gentlemen:

                    General Public Utilities Corporation, a Pennsylvania corporation (the "Company"), confirms its agreement with Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Dean Witter Reynolds Inc., and each of the other Underwriters, if any, named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom you are acting as representatives (in such capacity, you shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, $2.50 par value per share, of the Company (the "Common Stock") set forth in Schedule A hereto. The shares of Common Stock to be purchased by the Underwriters as set forth in Schedule A are hereinafter called the "Firm Securities". The Company also proposes to issue and sell to the several Underwriters not more than an additional 500,000 shares of its Common Stock (the "Additional Securities") if and to the extent that the Representatives, on behalf of the Underwriters, shall have determined to exercise the right to purchase the Additional Securities pursuant to Section 2 hereof. The Firm





          Securities and the Additional Securities are hereinafter collectively referred to as the "Securities."

                    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-56475) and Amendment No. 1 thereto relating to the Securities under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement, as amended by Amendment No. 1, has been declared effective by the Commission. Such registration statement, as amended by Amendment No. 1, and the prospectus constituting a part thereof (including in each case all documents incorporated by reference therein pursuant to
          Item 12 of Form S-3 under the 1933 Act (the "Incorporated Documents") as from time to time hereafter amended or supplemented pursuant to the 1933 Act, the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), are hereinafter referred to as the "Registration Statement" and the "Basic Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Basic Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Basic Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Securities, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities together with a Basic Prospectus. References to the terms "Registration Statement", "Basic Prospectus", "preliminary prospectus" and "Prospectus" shall, unless otherwise specified, be deemed to refer to the Registration Statement, the Basic Prospectus, any preliminary prospectus and the Prospectus as amended or supplemented to the date of this Agreement.

                    All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document






          under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be.

                    SECTION 1. Representations and Warranties. (a) The Company represents and warrants to each Underwriter as of the date of this Agreement as follows:

                         (i) The Registration Statement, at the time it was declared effective by the Commission under the 1933 Act and at each date any post-effective amendment or post-effective amendments thereto became effective (the "Effective Date"), complied and, as of the date of this Agreement, complies in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus, when filed by the Company with the Commission pursuant to Rule 424 of the 1933 Act Regulations, complied or will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement, at the Effective Date, did not and, at the date of this Agreement, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time it was first provided to the Underwriters for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations), did not and, as of the date of this Agreement, does not and, as of the Closing Time (as defined in Section 2(c) hereof) and, in respect of Additional Securities, at the Option Closing Time (as defined in
               Section 2(c) hereof), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Incorporated Documents, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Basic Prospectus at the Effective Date and the Prospectus at the date hereof and the Closing Time or the Option Closing Time, as the case may be, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through any Representative expressly for use in the Registration






               Statement or the Prospectus, but nothing contained herein is intended as a waiver of compliance with the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act
               Regulations.

                       (ii) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Prospectus are independent certified accountants (the "Independent Accountants") with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations.

                       (iii)  The consolidated financial statements
               included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

                         (iv) Since the respective dates as of which
               information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, nor any development involving a prospective material adverse change, in the financial or business condition or in the earnings or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                         (v)  The Company is duly incorporated and is
               validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial or business condition or the earnings or business







               of the Company and its subsidiaries considered as one enterprise.

                       (vi) Each of Jersey Central Power & Light Company, Metropolitan Edison Company, Pennsylvania Electric Company and Energy Initiatives, Inc. (the "Significant Subsidiaries") is duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial or business condition or the earnings or business of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each of the Significant Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and, other than the preferred stock of the Significant Subsidiaries, is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien or claim.

                      (vii) The authorized, issued and outstanding capital stock of the Company are as set forth in the Prospectus under "Certain Consolidated Financial Information" and "Description of Common Stock" (except for subsequent issuances, if any, pursuant to such reservations, agreements, employee and director benefit plans or the Company's Dividend Reinvestment and Stock Purchase Plan as are referred to in the Prospectus and the sale of 1,000,000 shares of Common Stock in June 1995); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus under "Certain Consolidated Financial Information" and "Description of Common Stock"; and the issuance of the Securities pursuant to this Agreement is not subject to preemptive or other similar rights.

                        (viii) Neither the Company nor any of the
               Significant Subsidiaries is in violation of its Articles of Incorporation or Certificate of Incorporation, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage,






               loan agreement, note, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or by-laws of the Company or any applicable law, administrative or court decree or, to the best knowledge of the Company, any administrative regulation.

                         (ix) There is no action, suit or proceeding before
               or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against the Company or any of the Significant Subsidiaries, that is required to be disclosed in the Registration Statement, or which, if adversely decided, would result in any material adverse change in the financial or business condition or in the earnings or business of the Company and its subsidiaries considered as one enterprise, or which, if adversely decided, would materially and adversely affect the properties or assets thereof or would materially and adversely affect the consummation of this Agreement other than such actions, suits or proceedings which are disclosed in or contemplated by the Registration Statement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                        (x) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale by the Company of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations, the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), or state securities laws.

                       (xi) The Company and the Significant Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies except such as to which the failure to






               possess the same would not materially and adversely affect the financial or business condition or the earnings or business of the Company and its Significant Subsidiaries considered as one enterprise and neither the Company nor any of the Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the financial or business condition or the earnings or business of the Company and its subsidiaries considered as one enterprise.

                    (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                    SECTION 2.  Sale and Delivery to Underwriters; Closing.

                    (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $31.975 per share, the number of Firm Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                    On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and the Underwriters shall have a one-time right to purchase from the Company, severally and not jointly, at a purchase price of $31.975 per share, in the aggregate up to 500,000 Additional Securities. If the Representatives, on behalf of the Underwriters, elect to exercise such option, the Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Securities to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Time (as defined below) but not later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 2(c) hereof solely for the purpose of covering over-allotments made in connection with the public offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Securities to be purchased as the number of Firm






          Securities set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Securities.

                    (b)  The Company has been advised by the
          Representatives that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The Company has further been advised that the Underwriters propose to initially offer the Securities to the public at the public offering price of $32.875 per share.

                    (c) Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Berlack, Israels & Liberman LLP, 120 West 45th Street, New York, New York 10036, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. on December 15, 1995 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds payable to the order of the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Payment for any Additional Securities shall be made as provided above except that the hour and date shall be designated in a written notice from the Representatives to the Company (the "Option Closing Time") (which may be the same as the Closing Time but shall in no event be earlier than the Closing Time nor later than ten business days after the giving of the notice herein referred to). Such notice shall include the number of the Additional Securities to be purchased. Such notice of the determination to exercise the option to purchase Additional Securities and of the Option Closing Time may be given at any time within 30 days of the date of this Agreement.

                    Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time or the Option Closing Time, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase. Morgan Stanley & Co. Incorporated, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check has not been received by the Closing Time or the Option Closing Time, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Securities will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to the






          Closing Time or the Option Closing Time, as the case may be, at the office of Chemical Bank, Corporate Trust Group, 55 Water Street, 2nd Floor, Room 234, New York, New York 10041.

                    SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                    (a) The Company will notify the Representatives immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus, or any document to be filed pursuant to the 1934 Act which will be incorporated or deemed to be incorporated by reference in the Prospectus,
          (iii) of the receipt of any comments from the Commission, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                    (b) During the period referred to in (e) below, the Company will give the Representatives notice of its intention to file any amendment (including any post-effective amendment) to the Registration Statement or any amendment or supplement to the Prospectus (including any document to be filed pursuant to the 1934 Act which will be incorporated or deemed to be incorporated by reference therein) and will furnish the Representatives with copies of any such amendment or supplement within a reasonable amount of time prior to such proposed filing or use, as the case may be, and prior to the Option Closing Time, will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object in writing.

                    (c) The Company will deliver to the Representatives three signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

                    (d) The Company will furnish to the Representatives for the use by the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations, or the 1934 Act or the 1934 Act Regulations.








                    (e) If, during such period (not in excess of nine months) after the first date of the public offering of the Securities as in the opinion of your counsel a prospectus covering the Securities is required by law to be delivered in connection with sales by an Underwriter or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Representatives for the use by the Underwriters a reasonable number of copies of such amendment or supplement.

                    (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may reasonably designate. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect until the distribution of all of the Securities has been completed. Notwithstanding the foregoing, the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process.

                    (g) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earning statement covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the Effective Date of the Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations and which need not be certified by independent public accountants unless required by the 1933 Act.

                    (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                    (i)  The Company will prepare, and file or
          electronically transmit for filing with the Commission not later than the second business day following execution and delivery of this Agreement in accordance with Rule 424(b) of the 1933 Act Regulations, the Prospectus as amended and supplemented in relation to the Securities in a form approved by the Representatives.







                    (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                    SECTION 4. Payment of Expenses. Except as otherwise provided in this Agreement, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (a) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (b) the reproduction of this Agreement, (c) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey (not to exceed in the aggregate $7,500), (f) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (g) the reproduction and delivery to the Underwriters of copies of the Blue Sky Survey and (h) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

                    If this Agreement is terminated by the Representatives or by the Company in accordance with the provisions of Section 5 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                    SECTION 5. (A) Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, truth and correctness, at the date of this Agreement and at the Closing Time of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                    (a) The Registration Statement shall have become effective. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and at the Closing Time an appropriate order of the Commission under the 1935 Act shall be in effect. The Prospectus shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to the Closing Time and the Company shall have provided evidence satisfactory to the Representatives of such timely filing.








                    (b) At the Closing Time or at the Option Closing Time, as the case may be, the Representatives shall have received:

                         (1)  The favorable opinion, dated as of the
               Closing Time or the Option Closing Time, as the case may be, of Berlack, Israels & Liberman LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                              (i)  The Company is duly incorporated and is
                    validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New Jersey;

                             (ii)  The authorized, issued and outstanding
                    capital stock of the Company are as set forth in the Prospectus under "Certain Consolidated Financial Information" and "Description of Common Stock" (except for subsequent issuances, if any, pursuant to such reservations, agreements, employee and director benefit plans or the Company's Dividend Reinvestment and Stock Purchase Plan as are referred to in the Prospectus and the sale of 1,000,000 shares of Common Stock in June
                    1995), and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable;

                            (iii) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment therefor, will be validly issued and fully paid and non-assessable;

                             (iv) The issuance of the Securities pursuant to this Agreement is not subject to preemptive or other similar rights arising under the Pennsylvania Business Corporation Law or under the Articles of Incorporation or by-laws of the Company;

                              (v)  Each Significant Subsidiary of the
                    Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best of their knowledge, except with respect to Energy Initiatives, Inc. as to which such counsel need express no opinion, each such Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good






                    standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the financial or business condition or the earnings or business of such Significant Subsidiaries; all of the issued and outstanding common stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of their knowledge, is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien or claim;

                             (vi) This Agreement has been duly authorized, executed and delivered by the Company;

                            (vii) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission;

                           (viii)  The Registration Statement, at the
                    Effective Date, and the Prospectus, at the date it was electronically transmitted for filing to the Commission pursuant to Rule 424(b) and as of the Closing Time (other than the financial statements and supporting schedules and other financial or statistical data included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations; and the Incorporated Documents, at the time they were filed with the Commission, complied as to form with the applicable requirements of the 1934 Act and the 1934 Act Regulations;

                             (ix)  The Common Stock conforms to the
                    description thereof contained in the Prospectus under the caption "Description of Common Stock", and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements;

                              (x)  To the best of their knowledge, there
                    are no legal or governmental proceedings pending or threatened against the Company which are required to be disclosed in the Prospectus, other than those disclosed therein;

                             (xi)  To the best of their knowledge, there
                    are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be filed as exhibits to the Registration Statement







                    other than those filed or incorporated by reference as exhibits thereto; and

                            (xii) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the sale of the Securities to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations, the 1935 Act or state securities laws; and, to the best of their knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject nor will such action result in any violation of the provisions of the Articles of Incorporation or by-laws of the Company, or any law or administrative regulation applicable to the Company or administrative or court decree binding upon the Company.

                    In giving such opinion, Berlack, Israels & Liberman LLP
               may rely (i) as to all matters of New Jersey law and legal conclusions based thereon, upon the opinion of Richard S. Cohen, Esq., (ii) as to matters of Pennsylvania law and legal conclusions based thereon regarding Metropolitan Edison Company, upon the opinion of Ryan, Russell, Ogden & Seltzer, Reading, Pennsylvania, (iii) as to all other matters of Pennsylvania law and legal conclusions based thereon upon the opinion of Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania and (iv) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                         (2)  The favorable opinion, dated as of the
               Closing Time or the Option Closing Time, as the case may be, of Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, with respect to the matters set forth in (iii) and (vi) to (ix), inclusive, of subsection (b)(1) of this Section, except that, with respect to the matters referred to in (ix), no opinion need be expressed as to whether any of the Company's outstanding shares of Common Stock, other than the Securities, have been duly authorized or validly issued or are fully paid or non-assessable.

                    In giving such opinion, counsel for the Underwriters
               may rely (i) as to all matters of New Jersey law and legal






               conclusions based thereon, upon the opinion of Richard S. Cohen, Esq., (ii) as to matters of Pennsylvania law and legal conclusions based thereon regarding Metropolitan Edison Company, upon the opinion of Ryan, Russell, Ogden & Seltzer, Reading, Pennsylvania, (iii) as to all other matters of Pennsylvania law and legal conclusions based thereon upon the opinion of Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania and (iv) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                         (3)  In giving their opinions required by
               subsections (b)(1) and (b)(2), respectively, of this Section, Berlack, Israels & Liberman LLP and Winthrop, Stimson, Putnam & Roberts shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and supporting schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the Effective Date or at the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and supporting schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the date it was electronically transmitted for filing to the Commission pursuant to Rule 424 or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (c) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus except as otherwise stated or contemplated therein, any material adverse change, or any development involving a prospective material adverse change, in the financial or business condition or in the earnings or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial or Chief Accounting Officer of the Company, dated as of the Closing Time or the Option Closing Time, as the case may be, to the effect that (i) there has been no such material adverse change or development involving a material adverse change, (ii) the representations and warranties in Section l are accurate, true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time or the Option Closing Time, as the case may be, (iii) the Company has complied with all agreements and satisfied all conditions on its part to






          be performed or satisfied at or prior to the Closing Time or the Option Closing Time, as the case may be, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of their knowledge, threatened by the Commission.

                    (d) At the time of the execution of this Agreement the Representatives shall have received from the Independent Accountants a letter dated the date of this Agreement, in form and substance satisfactory to the Representatives, confirming, through a specified date not more than five days prior to the date of this Agreement, that they are independent certified accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and stating in effect that (i) in their opinion, the financial statements and supplemental schedules of the Company and its subsidiaries audited by them and incorporated by reference in the Prospectus and included or incorporated by reference in the Company's most recent Annual Report on Form 10-K comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, (ii) on the basis of (1) procedures performed, as specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited balance sheets and related unaudited condensed statements of income, retained earnings and cash flows of the Company incorporated by reference in the Registration Statement and included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995 (collectively, the "Form 10-Qs"),
          (2) a reading of the latest unaudited operating revenues and net income included or incorporated by reference in the Prospectus,
          (3) a reading of the minutes of the meetings of the stockholders and the Board of Directors as set forth in the minute books since December 31, 1994 and (4) inquiries of certain officials of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that the Independent Accountants make no representations as to the sufficiency of such procedures for the Representatives' purposes), nothing has come to their attention which caused them to believe that (A) the unaudited financial statements included in the Form 10-Qs do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, or that any material modifications should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principles or (B) on the date of the latest available financial statements and on a specified date not more than five days prior to the date of this Agreement, as the case may be, there was any change in the common stock, cumulative preferred stock without mandatory redemption, cumulative preferred stock






          with mandatory redemption, subsidiary-obligate mandatorily redeemable preferred securities or long-term debt (except for such stock and long-term debt acquired for sinking fund purposes or redeemed pursuant to sinking fund provisions, or changes in obligations under capital leases incurred in the ordinary course of the Company's business and the amortization of discounts and premiums or as otherwise stated in such letter), of the Company, or any decrease in its net assets (except as occasioned by the declaration of dividends), in each case as compared with the amounts shown in the most recent balance sheet included in the most recent Form 10-K or Form 10-Q, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur and (iii) on the basis of a reading of the latest unaudited operating revenues and net income for the most recent 12-month period included or incorporated by reference in the Registration Statement, they have derived such financial information from the audited and unaudited financial statements included in the Form 10-K or the Form 10-Qs incorporated by reference in the Registration Statement. Such letter shall also cover such other matters as the Representatives may reasonably request.

                    (e) At the Closing Time the Representatives shall have received from the Independent Accountants a letter, dated as of the Closing Time, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this
          Section 5(A), except that the specified date referred to therein shall be a date not more than five days prior to the Closing Time.

                    At the Option Closing Time, the Representatives shall have received from the Independent Accountants a letter, dated as of the Option Closing Time, in form and substance satisfactory to the Representatives to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
          (d) of this Section 5(A), except that the specified date referred to therein shall be a date not more than five days prior to the Option Closing Time.

                    (f) At the Closing Time or the Option Closing Time, as the case may be, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to counsel for the Underwriters.









                    (g) At the Closing Time or the Option Closing Time, as the case may be, the Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

                    If any condition specified in this Section 5(A) shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or the Option Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.


                    (B) Conditions of the Company's Obligations. The obligations of the Company hereunder are subject to the performance of the Underwriters of their obligations hereunder, and to the following additional conditions:

                    (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                    (b)  There shall be in full force and effect
          appropriate orders of the Commission under the 1935 Act authorizing the issuance and sale of the Securities.

                    If any condition specified in this Section 5(B) shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Company by notice to the Representatives at any time at or prior to the Closing Time or the Option Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

                    SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements







               therein, in the light of the circumstances under which they were made, not misleading;

                        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                       (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

          provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through any Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided further, however, that this indemnity shall not inure to the benefit of any Underwriter, its officers, directors, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act on account of any loss, liability, claim, damage or expense arising from the sale of the Securities to any person if a copy of the Prospectus, as the same may be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by or on behalf of such Underwriter to such person with or prior to the written confirmation of the sale involved and the alleged omission or alleged untrue statement was corrected in the Prospectus as supplemented or amended at the time of such confirmation, unless the failure to send or give the Prospectus as so amended or supplemented resulted from the Company's failure to comply with
          Section 3(e) hereof.

                    (b) Each Underwriter, acting severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933






          Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through any Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters in each case by the provisions of subsection (a) of this Section 6.

                    (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably satisfactory to such indemnified parties in such action. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action; provided, however, that if such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party, then the reasonable fees and expenses of separate counsel for the indemnified parties shall be paid or reimbursed by the indemnifying parties and such fees and expenses shall be paid or reimbursed as they are incurred; provided further, however, that in no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (excluding local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the






          indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the fourth sentence of this paragraph
          (c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                    SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more Underwriters in respect of such offering in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand so that each Underwriter is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Underwriter to the date of such liability bears to the total sales price received by the Company from the sale of Securities to the date of such liability, and the Company is responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to






          information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

                    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
          Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph of this Section 7. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

                    SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

                    SECTION 9. Termination of Agreement. (a) The Representatives, in consultation with the other Underwriters, may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time or the Option Closing Time, as the case may be, (i) if there has occurred any outbreak of hostilities, or escalation thereof, or any change in financial markets or other calamity or crisis that, in the judgment of Morgan Stanley & Co. Incorporated, is material and adverse or
          (ii) if trading in the Common Stock has been suspended by the Commission, or trading of any securities of the Company has been suspended on any exchange or in any over-the-counter market, or trading generally on the New York Stock Exchange has been suspended, or there shall have been established any general limitation on prices for such trading or any general restrictions






          on the distribution of securities by such Exchange or by order of the Commission or any other governmental authority or (iii) if a banking moratorium has been declared by either Federal or New York authorities or (iv) if there has occurred any material adverse change, or any development involving a prospective material adverse change, in the financial or business condition or in the earnings or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of Morgan Stanley & Co. Incorporated, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus or to enforce contracts for the sale of the Securities.

                    (c)  If this Agreement is terminated pursuant to this
          Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof.

                    SECTION 10.  Default by One or More of the
          Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the Option Closing Time to purchase the Securities that it or they are obligated to purchase under this Agreement on such date (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if the Representatives shall not have completed such arrangements within such 24-hour period, then:

                    (a) If the number of Defaulted Securities does not exceed 10% of the Securities to be purchased on such date, the non-defaulting Underwriters shall be severally obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters as set forth in Schedule A hereto; provided, however, that in no event shall the amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of 1/9th of such amount without the written consent of such Underwriter.

                    (b) If the number of Defaulted Securities exceeds 10% of the Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except with respect to the payment of expenses to be borne by the Company and the Underwriters as provided in Section 4 hereof and the indemnities of the Company and the Underwriters contained in Section 6 hereof; provided, however, that if such date is an Option Closing Date, the non-defaulting Underwriters shall have the option to






          (i) terminate their obligation to purchase Additional Securities or (ii) purchase not less than the number of Additional
          Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.

                    No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

                    In the event of any such default that does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time or the Option Closing Time, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus, or any supplements or amendments thereto, or in any other documents or arrangements.

                    SECTION 11.  Notices.  All notices and other
          communications hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, mailed or transmitted by telecopy confirmed in writing. Notices to the Underwriters shall be directed to the Representatives, c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036-8293,
          Attention: Registration Department; notices to the Company shall be directed to it to the attention of Terrance G. Howson, Vice President and Treasurer, GPU Service Corporation, 100 Interpace Parkway, Parsippany, New Jersey 07054, with a copy thereof to Douglas E. Davidson, Esq., Berlack, Israels & Liberman LLP, 120 West 45th Street, 29th Floor, New York, New York 10036.

                    SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons, officers, directors, employees and agents referred to in Section 6 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, officers, directors, employees and agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                    SECTION 13. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Specified times of day refer to New York City time.







                    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.


                                        Very truly yours,

                                        GENERAL PUBLIC UTILITIES
                                          CORPORATION



                                        By  /s/ Terrance G. Howson
                                             Name: Terrance G. Howson
                                             Title:Vice President and
                                                    Treasurer
          CONFIRMED AND ACCEPTED,
          as of the date first above written:

          MORGAN STANLEY & CO. INCORPORATED
          GOLDMAN, SACHS & CO.
          DEAN WITTER REYNOLDS INC.

          By: MORGAN STANLEY & CO. INCORPORATED


            By: /s/ Thomas M. O'Flynn
               Name: Thomas M. O'Flynn
               Title: Principal

          For themselves and as Representatives
            of the other Underwriters named in Schedule A hereto.





























                                      SCHEDULE A


                                                                   Number
               Name of Underwriter                                of Shares


          Morgan Stanley & Co. Incorporated . . . . . . . . . . .   630,000
          Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . .   630,000
          Dean Witter Reynolds Inc. . . . . . . . . . . . . . . .   630,000
          Advest, Inc.  . . . . . . . . . . . . . . . . . . . . .    35,000
          Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . .    70,000
          CIBC Wood Gundy Securities Corp.  . . . . . . . . . . .    35,000
          CS First Boston Corporation . . . . . . . . . . . . . .    70,000
          Dillon, Read & Co. Inc. . . . . . . . . . . . . . . . .    70,000
          Donaldson, Lufkin & Jenrette Securities Corporation . .    70,000
          A.G. Edwards & Sons, Inc. . . . . . . . . . . . . . . .    70,000
          EVEREN Securities, Inc. . . . . . . . . . . . . . . . .    35,000
          Fahnestock & Co. Inc. . . . . . . . . . . . . . . . . .    35,000
          First Albany Corporation  . . . . . . . . . . . . . . .    35,000
          Furman Selz Incorporated  . . . . . . . . . . . . . . .    35,000
          Janney Montgomery Scott Inc.  . . . . . . . . . . . . .    35,000
          Edward D. Jones & Co. . . . . . . . . . . . . . . . . .    35,000
          Legg Mason Wood Walker, Incorporated  . . . . . . . . .    35,000
          Lehman Brothers Inc.  . . . . . . . . . . . . . . . . .    70,000
          McDonald & Company Securities, Inc. . . . . . . . . . .    35,000
          Merrill Lynch, Pierce, Fenner & Smith Incorporated  . .    70,000
          J.P. Morgan Securities Inc. . . . . . . . . . . . . . .    70,000
          Oppenheimer & Co., Inc. . . . . . . . . . . . . . . . .    70,000
          PaineWebber Incorporated  . . . . . . . . . . . . . . .    70,000
          Piper Jaffray Inc.  . . . . . . . . . . . . . . . . . .    35,000
          Prudential Securities Incorporated  . . . . . . . . . .    70,000
          Pryor, McClendon, Counts & Co., Inc.  . . . . . . . . .    35,000
          Salomon Brothers Inc  . . . . . . . . . . . . . . . . .    70,000
          SBC Capital Markets Inc.  . . . . . . . . . . . . . . .    70,000
          Muriel Siebert & Co., Inc.  . . . . . . . . . . . . . .    35,000
          Smith Barney Inc. . . . . . . . . . . . . . . . . . . .    70,000
          Sturdivant & Co., Inc.  . . . . . . . . . . . . . . . .    35,000
          Tucker Anthony Incorporated . . . . . . . . . . . . . .    35,000
          UBS Securities Inc. . . . . . . . . . . . . . . . . . .    70,000
          Wheat, First Securities, Inc. . . . . . . . . . . . . .    35,000
               Total  . . . . . . . . . . . . . . . . . . . .     3,500,000